UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	333-89181	58-1435435
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3015 Windward Plaza, Windward Fairways II

Alpharetta, Georgia 30005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

Optio Software, Inc. (the “Company”) has entered into letter agreements with five executive officers providing for certain benefits to these executive officers upon a change of control of the Company. The executive officers who entered into a letter agreement are Paul O’Callaghan, Terry Kraft, Daryl Hatton, Steve Kaye and Caroline Bembry.

Each letter agreement provides that a change of control is a transaction or series of transactions in which a person acquires more than forty-five percent (45%) of the Company’s common stock or a merger in which there is more than a forty-five percent (45%) change in the outstanding voting securities of the Company. In addition, a transfer of substantially all of the assets of the Company is considered a change of control.

Each letter agreement provides that upon a change of control, if the employment of the executive officer is terminated within twelve (12) months following the change of control, other than for cause or disability, they shall receive a separation payment equal to six (6) months of their base salary, any unearned cash bonuses and benefits for six (6) months. If termination is due to resignation (other than for good reason), disability or for cause, there is no severance payment to the executive officer. In addition, upon a change of control, all unvested options held by the above individuals shall vest in full in connection with the transaction involving the change of control. In the event the officer’s employment with the Company is terminated for any reason, and subsequently a change of control occurs, the officer is not entitled to any additional benefits under this letter agreement.

Each letter agreement also contains covenants restricting the executive officer’s use of confidential information, and their ability to solicit customers or employees of the Company. Further, there are provisions which give the Company rights in inventions or work product created by the executive officer.

ITEM 9.01. Financial Statements and Exhibits.

(c) The following exhibits are furnished with this document:

Number	Exhibit
10.1	Letter Agreement dated December 21, 2004 between Optio Software, Inc. and Caroline Bembry

10.2	Letter Agreement dated December 23, 2004, between Optio Software, Inc. and Paul O’Callaghan

10.3	Letter Agreement dated December 21, 2004, between Optio Software, Inc. and Terry Kraft

10.4	Letter Agreement dated December 27, 2004, between Optio Software, Inc. and Daryl Hatton

10.5	Letter Agreement dated December 27, 2004, between Optio Software, Inc. and Steve Kaye

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optio Software, Inc.

Date: December 27, 2004	By:	/s/ C. WAYNE CAPE
C. Wayne Cape President and Chief Executive Officer